Exhibit (a)(1)(C)

                          NOTICE OF GUARANTEED DELIVERY

         To Tender Up To 1,500,000 Outstanding Series A Preferred Shares

                                       of

                           LASALLE RE HOLDINGS LIMITED

                        Pursuant to the Offer to Purchase

                             dated December 23, 2004

                                       of

                           LASALLE COVER COMPANY, LLC

         This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of Series A Preferred Stock, par value $1.00 per share, of LaSalle Re Holdings Limited and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered by hand, or transmitted by telegram, telex facsimile transmission, or mail to the Depositary and must be received no later than immediately prior to the expiration of the Offer. The responsibility for delivery rests with the sender even if the below delivery instructions are carefully followed. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                      [GRAPHIC OMITTED: Computershare Logo]



     By Mail:             By Facsimile Transmission:        By Hand or Overnight
                                                                   Courier:

Computershare Trust      For Eligible Institutions Only:     Computershare Trust
      Company                    (212) 701-7636                    Company
    of New York                                                  of New York
Wall Street Station                                            Wall Street Plaza
  P.O. Box 1010               For Confirmation Only              88 Pine Street,
New York, NY 10268-1010     Telephone: (212) 701-7600              19th Floor
                                                              New York, NY 10005


DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

================================================================================

Ladies and Gentlemen:

         The undersigned hereby tenders to LaSalle Cover Company, LLC (the "Purchaser"), a Delaware limited liability company, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 23, 2004, and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the following number of Series A Preferred shares (the "Shares"), of LaSalle Re Holdings Limited, a Bermuda corporation, pursuant to the guaranteed delivery procedure set forth in Sections 2 and 3 of the Offer to Purchase.


Certificate Numbers (if available)                     SIGN HERE

____________________________________        ____________________________________
                                                       Signature(s)

____________________________________        ____________________________________
                                                   (Name(s)) (Please Print)

Total Number of Shares:

____________________________________        ____________________________________
                                                         (Addresses)

If delivery will be by book-entry           ____________________________________
transfer:                                                 (Zip code)

Name of Tendering Institution

____________________________________        ____________________________________
                                              (Area Code and Telephone Number)

Account Number______________________


                                    GUARANTEE

                    (Not to be used for signature guarantee)

         The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, the "Exchange Act"), guarantees (i) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (ii) that such tender of Shares complies with such Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and certificates for the Shares to be tendered or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three business days of the date hereof.


                    _________________________________________
                                 (Name of Firm)

                    _________________________________________
                                    (Address)

                    _________________________________________
                                   (Zip Code)

                    _________________________________________
                             (Authorized Signature)

                    _________________________________________
                                     (Name)

                    _________________________________________
                        (Area Code and Telephone Number)


Dated: ________________, 200_.

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